EXHIBIT 4.4

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [                    ] (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.  COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM OKAPI PARTNERS LLC, THE INFORMATION AGENT.

BioFuel Energy Corp.
Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE RIGHTS CERTIFICATE
Evidencing Non-Transferable Subscription Rights to Purchase Depositary Shares
of BioFuel Energy Corp.

Subscription Price:    $0.56

THE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON [                    ], UNLESS EXTENDED BY THE COMPANY

REGISTERED
OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one depositary share (a “Depositary Share”) representing a fractional interest in a share of Series A Non-Voting Convertible Preferred Stock of BioFuel Energy Corp., a Delaware corporation, at a subscription price of $0.56 (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of BioFuel Energy Corp. Rights Certificates” accompanying this Rights Certificate.  If any Depositary Shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege  (the “Excess Depositary Shares”), any Rights holder may subscribe for such Excess Depositary Shares equal to 100% of the Depositary Shares that the Rights holder was otherwise entitled to subscribe for under the Basic Subscription Privilege pursuant to the terms and conditions of the Rights Offering, subject to proration and reduction, as described in the Prospectus (the “Over-Subscription Privilege”).  The Rights represented by this Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the rights price for each Depositary Share in accordance with the “Instructions as to Use of BioFuel Energy Corp. Rights Certificates” that accompany this Rights Certificate.

Witness the signatures of BioFuel Energy Corp.’s duly authorized officers.

Dated:

President and Chief Executive Officer	Vice President, General Counsel and Corporate Secretary

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery. DO NOT SEND THIS RIGHTS CERTIFICATE DIRECTLY TO BIOFUEL ENERGY CORP.

By Mail: BNY Mellon Shareowner Services Attn: Corporate Actions Dept. P.O. Box 3301 South Hackensack, NJ 07606	By Hand or Overnight Courier: BNY Mellon Shareowner Services Attn: Corporate Actions, 27th Floor 480 Washington Blvd Jersey City, NJ 07310

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF RIGHTS

To subscribe for Depositary Shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c).  To subscribe for Depositary Shares pursuant to your Over-Subscription Privilege, which allows you to subscribe for an additional amount equal to up to 100% of the Depositary Shares for which you were otherwise entitled to subscribe, please also complete line (b).  To the extent you subscribe for more Depositary Shares than you are entitled under the Basic Subscription Privilege, you will be deemed to have elected to purchase the maximum number of Depositary Shares for which you are entitled to subscribe under the Basic Subscription Privilege and the excess will be deemed to be an election to purchase pursuant to your Over-Subscription Privilege.  You cannot exercise any Over-Subscription Privileges unless you have exercised your Basic Subscription Privileges in full.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I subscribe for ____________ Depositary Shares	x $ 0.56	= $ ________________
(no. of Depositary Shares)	(rights price)	(payment amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you wish to subscribe for additional Depositary Shares pursuant to your Over-Subscription Privilege:

I subscribe for _____________ Depositary Shares	x $ 0.56	= $ ________________
(no. of Depositary Shares)	(rights price)	(payment amount enclosed)

NOTE: IF INSUFFICIENT DEPOSITARY SHARES ARE AVAILABLE TO FULLY SATISFY THE OVER-SUBSCRIPTION PRIVILEGE REQUESTS OF ALL HOLDERS, THE AVAILABLE UNSUBSCRIBED DEPOSITARY SHARES WILL BE DISTRIBUTED PROPORTIONATELY AMONG THOSE HOLDERS WHO EXERCISED THEIR OVER-SUBSCRIPTION PRIVILEGE BASED ON THE NUMBER OF DEPOSITARY SHARES EACH HOLDER SUBSCRIBED FOR PURSUANT TO THEIR OVER-SUBSCRIPTION PRIVILEGE.

(c) Total Amount of Payment Enclosed   =   $___________

METHOD OF PAYMENT (CHECK ONE)

☐	Certified Check payable to “BNY Mellon Shareholder Services, as Subscription Agent, FBO BioFuel Energy Corp.”

☐	Cashier’s Check payable to “BNY Mellon Shareholder Services, as Subscription Agent, FBO BioFuel Energy Corp.”

FORM 2-DELIVERY TO DIFFERENT NAME OR ADDRESS

If you wish for the Depositary Shares underlying this Rights Certificate to be delivered to a name or address different from that shown on the face of this Rights Certificate, please enter the alternate name or address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of Depositary Shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an Eligible Guarantor Institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF BIOFUEL ENERGY CORP. RIGHTS CERTIFICATES, CONSULT OKAPI PARTNERS LLC, THE INFORMATION AGENT, AT (877) 869-0171.